UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
August 11, 2010
QUALITY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)
18111 Von Karman, Suite 600
Irvine, California 92612
(Address of Principal Executive Offices)
(949) 255-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On August 11, 2010, Quality Systems, Inc. (“QSI”) held its 2010 Annual Meeting. QSI shareholders were asked to consider and vote upon the following two proposals:
1.	To elect nine persons to serve as directors of QSI; and

2.	To ratify the appointment of PricewaterhouseCoopers, LLP as independent public accountants of QSI for the fiscal year ending March 31, 2011.

The results of the shareholder vote were as follows:

Proposal No. 1 Election of Directors	Votes For	Withheld

Name of Nominee
Craig Barbarosh	19,509,312	69,933
Murray Brennan, M.D.	19,511,616	67,629
George H. Bristol	19,510,638	68,607
Patrick B. Cline	18,902,073	677,172
Ahmed Hussein	14,249,403	5,329,842
Russell Pflueger	19,513,725	65,520
Steven T. Plochocki	19,385,839	193,406
Sheldon Razin	18,866,803	712,442
Maureen A. Spivack	19,406,576	172,669

	For	Against	Abstain
Proposal No. 2 —	26,846,687	176,656	20,218
Ratification of Accountants
As a result of the shareholder vote, (i) with respect to Proposal No. 1, Craig Barbarosh, Murray Brennan, M.D., George Bristol, Patrick Cline, Ahmed Hussein, Russell Pflueger, Steven Plochocki, Sheldon Razin and Maureen Spivack were elected to serve as directors, and (ii) Proposal No. 2 was approved.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 12, 2010

QUALITY SYSTEMS, INC.
By:	/s/ Paul Holt
Paul Holt
Chief Financial Officer